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As filed with the Securities and Exchange Commission on July 23, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Aspen Technology, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-2739697 (I.R.S. Employer Identification No.)
Ten Canal Park, Cambridge, Massachusetts (Address of Principal Executive Offices)	02141 (Zip Code)

Houston Consulting Group Inc. Stock Incentive Plan
(Full Title of the Plan)

David L. McQuillin
President and Chief Executive Officer
Aspen Technology, Inc.
Ten Canal Park
Cambridge, Massachusetts 02141
(Name and Address of Agent For Service)

(617) 949-1000
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.10 par value per share (including the associated Preferred Stock Purchase Rights)	22,632 shares	$8.84(2)	$200,067(2)	$26

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon $8.84, the weighted average exercise price of the 22,632 shares subject to outstanding options at prices ranging from $7.73 to $9.28.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

        The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

Item 2. Registrant Information and Employee Plan Annual Information.

        The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

        (a)   The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

        (b)   All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

        (c)   The description of the securities contained in the registrant's registration statements on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

Item 6. Indemnification of Directors and Officers.

        Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The registrant has included such a provision in its Certificate of Incorporation, as amended (the "Certificate of Incorporation").

        Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

        Article SEVENTH of the registrant's Certificate of Incorporation provides that no director of the registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

        Article EIGHTH of the Certificate of Incorporation provides that a director or officer of the registrant shall be indemnified by the registrant against:

  (a)
  all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the registrant) brought against him or her by virtue of his or her position as a director or officer of the registrant if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; and

  (b)
  all expenses (including attorneys' fees) and amounts paid in the settlement incurred in connection with any action by or in the right of the registrant brought against him or her by virtue of his or her position as a director or officer of the registrant if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses.

        Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including the dismissal of an action without prejudice, he or she is required to be indemnified by the registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his or her request, provided that he or she undertakes to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification for such expenses.

        Indemnification is required to be made unless the registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the registrant fails to make an indemnification payment within sixty days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the registrant notice of the action for which indemnity is sought and the registrant has the right to participate in such action or assume the defense thereof.

        Article EIGHTH of the Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the registrant must indemnify those persons to fullest extent permitted by such law as so amended.

        The registrant has purchased directors' and officers' liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

Number		Description
4.1	(1)	Certificate of Incorporation of Aspen Technology, Inc., as amended
4.2	(2)	By-Laws of Aspen Technology, Inc.
4.3	(3)	Specimen Certificate for Shares of Aspen Technology, Inc.'s common stock, $.10 par value.
4.4	(2)
		Rights Agreement dated as of March 12, 1998 between Aspen Technology, Inc. and American Stock Transfer and Trust Company, as Rights Agent, including related forms of the following: (a) Certificate of Designation of Series A Participating Cumulative Preferred Stock of Aspen Technology, Inc. and (b) Right Certificate
4.5	(4)	Amendment No. 1 dated as of October 26, 2001 to Rights Agreement dated as of March 12, 1998 between Aspen Technology, Inc. and American Stock Transfer & Trust Company, as Rights Agent.
4.6	(5)	Amendment No. 2 dated as of February 6, 2002 to Rights Agreement dated as of March 12, 1998 between Aspen Technology, Inc. and American Stock Transfer & Trust Company.
4.7	(6)	Amendment No. 3 dated as of March 19, 2002 to Rights Agreement dated as of March 12, 1998 between Aspen Technology, Inc. and American Stock Transfer & Trust Company.
4.8	(7)	Amendment No. 4 dated as of May 9, 2002 to Rights Agreement dated as of March 17, 1998 between Aspen Technology, Inc. and American Stock Transfer & Trust Company, as Rights Agent.
4.9	(8)	Amendment No. 5 dated as of June 1, 2003 to Rights Agreement dated as of March 17, 1998 between Aspen Technology, Inc. and American Stock Transfer & Trust Company, as Rights Agent.

4.10	(9)
		Indenture dated as of June 17, 1998 between Aspen Technology, Inc. and The Chase Manhattan Bank, as trustee, with respect to up to $86,250,000 principal amount of 5 1/4% Convertible Subordinated Debentures due June 15, 2005 of Aspen Technology, Inc.
4.11	(9)	Form of 5 1/4% Convertible Subordinated Debentures due June 15, 2005 of Aspen Technology, Inc. (included in Sections 2.2, 2.3 and 2.4 of the Indenture).
4.12	(10)	Form of Warrant of Aspen Technology, Inc. dated as of May 9, 2002.
4.13	(1)	Form of WD Common Stock Purchase Warrant of Aspen Technology, Inc. dated as of August 14, 2003.
4.14	(1)	Form of WB Common Stock Purchase Warrant of Aspen Technology, Inc. dated as of August 14, 2003.
5		Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1		Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)
23.2		Consent of Deloitte & Touche LLP
23.3		Notice Regarding Consent of Arthur Andersen LLP
24		Power of attorney (included on the signature pages of this registration statement)

(1)
Previously filed as an exhibit to the Current Report on Form 8-K of Aspen Technology, Inc. dated August 21, 2003 (filed on August 22, 2003), and incorporated herein by reference.

(2)
Previously filed as an exhibit to the Current Report on Form 8-K of Aspen Technology, Inc. dated March 12, 1998 (filed on March 27, 1998), and incorporated herein by reference.

(3)
Previously filed as an exhibit to Amendment No. 1 to the Registration Statement on Form 8-A of Aspen Technology, Inc. (filed on June 12, 1998), and incorporated herein by reference.

(4)
Previously filed as an exhibit to Amendment No. 2 to the Registration Statement on Form 8-A of Aspen Technology, Inc. filed on November 8, 2001, and incorporated herein by reference.

(5)
Previously filed as an exhibit to Amendment No. 3 to the Registration Statement on Form 8-A of Aspen Technology, Inc. filed on February 12, 2002, and incorporated herein by reference.

(6)
Previously filed as an exhibit to Amendment No. 4 to the Registration Statement on Form 8-A of Aspen Technology, Inc. filed on March 20, 2002, and incorporated herein by reference.

(7)
Previously filed as an exhibit to Amendment No. 5 to the Registration Statement on Form 8-A of Aspen Technology, Inc. filed on May 31, 2002, and incorporated herein by reference.

(8)
Previously filed as an exhibit to Amendment No. 6 to Form 8-A of Aspen Technology, Inc. filed on June 2, 2003, and incorporated herein by reference.

(9)
Previously filed as an exhibit to the Current Report on Form 8-K of Aspen Technology, Inc. dated June 17, 1998 (filed on June 19, 1998), and incorporated herein by reference.

(10)
Previously filed as an exhibit to the Current Report on Form 8-K of Aspen Technology, Inc. dated June 5, 2002 (filed on June 7, 2002), and incorporated herein by reference.

Item 9. Undertakings.

        1.    Item 512(a) of Regulation S-K.    The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i)
      To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii)
      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2.    Item 512(b) of Regulation S-K.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3.    Item 512(h) of Regulation S-K.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts as of July 23, 2004.

ASPEN TECHNOLOGY, INC.
By:	/s/ DAVID L. MCQUILLIN David L. McQuillin President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

        We, the undersigned officers and directors of Aspen Technology, Inc., hereby severally constitute and appoint David L. McQuillin, Charles F. Kane, and Mark L. Johnson, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Aspen Technology, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of July 23, 2004.

Signature	Title

/s/ DAVID L. MCQUILLIN David L. McQuillin	President and Chief Executive Officer (principal executive officer)
/s/ CHARLES F. KANE Charles F. Kane	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)
/s/ LAWRENCE B. EVANS Lawrence B. Evans	Chairman of the Board of Directors
/s/ DONALD P. CASEY Donald P. Casey	Director

/s/ MARK FUSCO Mark Fusco	Director
/s/ GARY HAROIAN Gary Haroian	Director
/s/ STEPHEN M. JENNINGS Stephen M. Jennings	Director
/s/ DOUGLAS KINGSLEY Douglas Kingsley	Director
/s/ JOAN C. MCARDLE Joan C. McArdle	Director
/s/ MICHAEL PEHL Michael Pehl	Director

INDEX TO EXHIBITS

Number		Description
4.1	(1)	Certificate of Incorporation of Aspen Technology, Inc., as amended
4.2	(2)	By-Laws of Aspen Technology, Inc.
4.3	(3)	Specimen Certificate for Shares of Aspen Technology, Inc.'s common stock, $.10 par value.
4.4	(2)
		Rights Agreement dated as of March 12, 1998 between Aspen Technology, Inc. and American Stock Transfer and Trust Company, as Rights Agent, including related forms of the following: (a) Certificate of Designation of Series A Participating Cumulative Preferred Stock of Aspen Technology, Inc. and (b) Right Certificate
4.5	(4)	Amendment No. 1 dated as of October 26, 2001 to Rights Agreement dated as of March 12, 1998 between Aspen Technology, Inc. and American Stock Transfer & Trust Company, as Rights Agent.
4.6	(5)	Amendment No. 2 dated as of February 6, 2002 to Rights Agreement dated as of March 12, 1998 between Aspen Technology, Inc. and American Stock Transfer & Trust Company.
4.7	(6)	Amendment No. 3 dated as of March 19, 2002 to Rights Agreement dated as of March 12, 1998 between Aspen Technology, Inc. and American Stock Transfer & Trust Company.
4.8	(7)	Amendment No. 4 dated as of May 9, 2002 to Rights Agreement dated as of March 17, 1998 between Aspen Technology, Inc. and American Stock Transfer & Trust Company, as Rights Agent.
4.9	(8)	Amendment No. 5 dated as of June 1, 2003 to Rights Agreement dated as of March 17, 1998 between Aspen Technology, Inc. and American Stock Transfer & Trust Company, as Rights Agent.
4.10	(9)
		Indenture dated as of June 17, 1998 between Aspen Technology, Inc. and The Chase Manhattan Bank, as trustee, with respect to up to $86,250,000 principal amount of 5 1/4% Convertible Subordinated Debentures due June 15, 2005 of Aspen Technology, Inc.
4.11	(9)	Form of 5 1/4% Convertible Subordinated Debentures due June 15, 2005 of Aspen Technology, Inc. (included in Sections 2.2, 2.3 and 2.4 of the Indenture).
4.12	(10)	Form of Warrant of Aspen Technology, Inc. dated as of May 9, 2002.
4.13	(1)	Form of WD Common Stock Purchase Warrant of Aspen Technology, Inc. dated as of August 14, 2003.
4.14	(1)	Form of WB Common Stock Purchase Warrant of Aspen Technology, Inc. dated as of August 14, 2003.
5		Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1		Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)
23.2		Consent of Deloitte & Touche LLP
23.3		Notice Regarding Consent of Arthur Andersen LLP
24		Power of attorney (included on the signature pages of this registration statement)

(1)
Previously filed as an exhibit to the Current Report on Form 8-K of Aspen Technology, Inc. dated August 21, 2003 (filed on August 22, 2003), and incorporated herein by reference.

(2)
Previously filed as an exhibit to the Current Report on Form 8-K of Aspen Technology, Inc. dated March 12, 1998 (filed on March 27, 1998), and incorporated herein by reference.

(3)
Previously filed as an exhibit to Amendment No. 1 to the Registration Statement on Form 8-A of Aspen Technology, Inc. (filed on June 12, 1998), and incorporated herein by reference.

(4)
Previously filed as an exhibit to Amendment No. 2 to the Registration Statement on Form 8-A of Aspen Technology, Inc. filed on November 8, 2001, and incorporated herein by reference.

(5)
Previously filed as an exhibit to Amendment No. 3 to the Registration Statement on Form 8-A of Aspen Technology, Inc. filed on February 12, 2002, and incorporated herein by reference.

(6)
Previously filed as an exhibit to Amendment No. 4 to the Registration Statement on Form 8-A of Aspen Technology, Inc. filed on March 20, 2002, and incorporated herein by reference.

(7)
Previously filed as an exhibit to Amendment No. 5 to the Registration Statement on Form 8-A of Aspen Technology, Inc. filed on May 31, 2002, and incorporated herein by reference.

(8)
Previously filed as an exhibit to Amendment No. 6 to Form 8-A of Aspen Technology, Inc. filed on June 2, 2003, and incorporated herein by reference.

(9)
Previously filed as an exhibit to the Current Report on Form 8-K of Aspen Technology, Inc. dated June 17, 1998 (filed on June 19, 1998), and incorporated herein by reference.

(10)
Previously filed as an exhibit to the Current Report on Form 8-K of Aspen Technology, Inc. dated June 5, 2002 (filed on June 7, 2002), and incorporated herein by reference.

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  Item 1. Plan Information.
  Item 2. Registrant Information and Employee Plan Annual Information.
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY AND SIGNATURES
INDEX TO EXHIBITS